Filed Pursuant to Rule 433
Registration No. 333-158385
October 31, 2011
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009, and
Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.
Twin Participation Notes

}	This free writing prospectus (“FWP”) relates to:

 - Twin Participation Notes linked to the S&P 500® Index due May 14, 2013

}	18-month maturity

}	Potential return of up to 18% - 22% if the return of the S&P 500® Index is positive

}
Potential return of up to 30% if the return of the S&P 500® Index is negative but the official closing level of the S&P 500® Index does not decline by more than 30% from its initial level, measured on any scheduled trading day

}	1x exposure to any negative return in the S&P 500® Index if the official closing level of the S&P 500® Index declines by more than 30% from its initial level, measured on any scheduled trading day

The Twin Participation Notes linked to the S&P 500® (each a “security” and collectively the “securities”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The securities will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  We may use this free writing prospectus in the initial sale of securities.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-6 of this document, page S-3 of the accompanying prospectus supplement and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per security	$1,000
Total

1HSBC Securities (USA) Inc. or one of our affiliates may pay varying discounts and commissions of up to 1.50% per $1,000 Principal Amount of securities in connection with the distribution of the securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

HSBC USA Inc. Twin Participation Notes

Linked to the S&P 500® Index

The offering of securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if a Trigger Event has occurred and the Reference Return is negative, lose up to 100% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the Reference Asset.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.

Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†

Principal Amount:	$1,000 per security

Term:	18 months

Reference Asset:	S&P 500® Index (Ticker: SPX)

Trade Date:	November 9, 2011

Pricing Date:	November 9, 2011

Settlement Date:	November 15, 2011

Final Valuation Date:	May 9, 2013. The Final Valuation Date is subject to adjustment as described herein under “Valuation Dates”.

Maturity Date:	3 business days after the Final Valuation Date, which is expected to be May 14, 2013. The Maturity Date is subject to adjustment as described under “Valuation Dates”.

Payment at Maturity:	On the Maturity Date, we will pay you the Final Settlement Value.

Final Settlement Value:
If a Trigger Event has not occurred and the Final Level is greater than the Initial Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return); and
(b) $1,000 + ($1,000 × Maximum Upside Cap).

If a Trigger Event has not occurred and the Final Level is less than or equal to the Initial Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:
$1,000 + ($1,000 × Absolute Reference Return).

If a Trigger Event has occurred, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return); and
(b) $1,000 + ($1,000 × Maximum Upside Cap).

Under these circumstances, if a Trigger Event has occurred, you will lose 1% of the Principal Amount of your securities for each percentage point that the Final Level has decreased from the Initial Level.  For example, if a Trigger Event has occurred and the Reference Return is -25%, you will suffer a 25% loss and receive 75% of the Principal Amount.  If a Trigger Event has occurred and the Reference Return is less than the Initial Level, you may lose up to 100% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

Absolute Reference Return:	The absolute value of the Reference Return. The Absolute Reference Return will always be a positive value or zero.

Trigger Event:
A Trigger Event occurs if, on any scheduled trading day during the Observation Period, the Official Closing Level of the S&P 500® Index has decreased, as compared to the Initial Level, below the Trigger Level.

Trigger Level:	70% of the Initial Level

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Observation Period:	The period beginning on and excluding the Pricing Date ending on and including the Final Valuation Date.

Maximum Upside Cap:	18.00% to 22.00% (to be determined on the Pricing Date)

Initial Level:	The Official Closing Level of the S&P 500® Index on the Pricing Date.

Final Level:	The Official Closing Level of the S&P 500® Index on the Final Valuation Date.

Official Closing Level:
The closing level of the S&P 500® Index on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SPX <INDEX>,” or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN:	4042K1RD7 /

Form of securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to a single offering of securities linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-6 of this free writing prospectus, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If a Trigger Event has not occurred and the Final Level is greater than the Initial Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Maximum Upside Cap).

If a Trigger Event has not occurred and the Final Level is less than or equal to the Initial Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Absolute Reference Return).

If a Trigger Event has occurred, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Maximum Upside Cap).

Under these circumstances, if a Trigger Event has occurred, you will lose 1% of the Principal Amount of your securities for each percentage point that the Final Level has decreased from the Initial Level.  For example, if a Trigger Event has occurred and the Reference Return is -25%, you will suffer a 25% loss and receive 75% of the Principal Amount.  If a Trigger Event has occurred and the Reference Return is less than the Initial Level, you may lose up to 100% of your investment.

Interest

The securities will not pay periodic interest.

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Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}
You seek an investment with a return linked to the performance of the Reference Asset and you believe the level of the Reference Asset will increase over the term of the securities, but not by more than the Maximum Upside Cap, or will moderately decrease without a Trigger Event occurring.

}	You are willing to invest in the securities based on the Maximum Upside Cap indicated herein, which may limit your return at maturity.

}	You are willing to make an investment that is exposed to any negative Reference Return on a 1-to-1 basis if a Trigger Event occurs.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

}
You believe the Official Closing Level of the Reference Asset will be negative by more than the Trigger Level during the Observation Period or that the Reference Return or Absolute Reference Return will not be sufficiently positive to provide you with your desired return.

}	You are unwilling to invest in the securities based on the Maximum Upside Cap indicated herein, which may limit your return at maturity.

}	You are unwilling to make an investment that is exposed to any negative Reference Return on a 1-to-1 basis if a Trigger Event occurs.

}	You seek an investment that has a guaranteed return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US3-1 of underlying supplement no. 3.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Reference Asset from the Pricing Date to the Final Valuation Date if a Trigger Event occurs and the Final Level is less than the Initial Level.  Accordingly, if a Trigger Event has occurred and the Reference Return is equal to or less than the Initial Level, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 100% of your investment at maturity if the Reference Return is negative.

The return on the securities is limited by the Maximum Upside Cap if the Reference Return is Positive and the Trigger Level if the Reference Return is Negative.

You will not participate in any appreciation in the level of the Reference Asset beyond the Maximum Upside Cap. The Maximum Upside Cap (to be determined on the Pricing Date) will not be less than 18.00% or greater than 22.00%.  If the Reference Return is positive, you will not receive a return on the securities greater than the Maximum Upside Cap.  If the Reference Return is negative but a Trigger Event has not occurred, your return will be based on the Absolute Reference Return.  However, because a Trigger Event occurs if the Official Closing Level on any scheduled trading day during the Observation Period is less than the Trigger Level, your return on the notes, if the Reference Return is negative and a Trigger Event does not occur, will never be greater than 30.00%.

If a Trigger Event occurs, you will lose the benefit of the Absolute Reference Return.

The Official Closing Level of the Reference Asset during the Observation Period may cause a Trigger Event to occur.  If a Trigger Event occurs, your return will be based on the Reference Return and you will lose the benefit of the Absolute Reference Return. As a result, if a Trigger Event occurs, you could lose some or all of your initial investment if the Reference Return is negative, even if the Final Level of the Reference Asset is greater than the Trigger Level.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any contingent return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

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The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level.  We cannot predict the Official Closing Level of the Reference Asset at any time during the Observation Period or on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the total payment on the securities on a $1,000 investment in the securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Trigger Level:	70% of the Initial Level

}	Hypothetical Maximum Upside Cap:	20.00% (The actual Maximum Upside Cap will be determined on the Pricing Date and will not be less than 18.00% or greater than 22.00%)

	Trigger Event Does Not Occur1		Trigger Event Occurs2
Hypothetical Reference Return	Hypothetical Total Payment	Hypothetical Total Return	Hypothetical Total Payment	Hypothetical Total Return
100.00%	$1,200	20.00%	$1,200	20.00%
90.00%	$1,200	20.00%	$1,200	20.00%
80.00%	$1,200	20.00%	$1,200	20.00%
70.00%	$1,200	20.00%	$1,200	20.00%
60.00%	$1,200	20.00%	$1,200	20.00%
50.00%	$1,200	20.00%	$1,200	20.00%
40.00%	$1,200	20.00%	$1,200	20.00%
30.00%	$1,200	20.00%	$1,200	20.00%
20.00%	$1,200	20.00%	$1,200	20.00%
10.00%	$1,100	10.00%	$1,100	10.00%
0.00%	$1,000	0.00%	$1,000	0.00%
-10.00%	$1,100	10.00%	$900	-10.00%
-20.00%	$1,200	20.00%	$800	-20.00%
-25.00%	$1,250	25.00%	$750	-25.00%
-30.00%	$1,300	30.00%	$700	-30.00%
-40.00%	N/A	N/A	$600	-40.00%
-50.00%	N/A	N/A	$500	-50.00%
-60.00%	N/A	N/A	$400	-60.00%
-70.00%	N/A	N/A	$300	-70.00%
-80.00%	N/A	N/A	$200	-80.00%
-90.00%	N/A	N/A	$100	-90.00%
-100.00%	N/A	N/A	$0	-100.00%

1 The Official Closing Level of the Reference Asset never falls below the Trigger Level on any trading day during the Observation Period.

2  The Official Closing Level of the Reference Asset falls below the Trigger Level on a trading day during the Observation Period.

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Hypothetical Examples of the Final Settlement Value

The four examples below set forth a sampling of hypothetical Final Settlement Values based on the following assumptions:

}	Principal Amount:	$1,000

}	Trigger Level:	70% of the Initial Level

}	Hypothetical Maximum Upside Cap:	20.00% (The actual Maximum Upside Cap will be determined on the Pricing Date and will not be less than 18.00% or greater than 22.00%)

}	Hypothetical Initial Level:	1,229.05 (The actual Initial Level will be determined on the Pricing Date)

The examples provided herein are for illustration purposes only. The actual Final Settlement Value, if any, will depend on whether a Trigger Event occurs and the Reference Return of the Reference Asset. You should not take these examples as an indication of potential payments. It is not possible to predict whether a Trigger Event will occur and, if so, whether the Reference Return will be less than zero, or to what extent the Reference Return will be less than zero.

Example 1: A Trigger Event does not occur, and the Final Level is greater than the Initial Level.

Initial Level	Lowest Official Closing Level of the Reference Asset during the Observation Period	Final Level on Final Valuation Date
1,229.05	1,044.69 (85% of Initial Level)	1,413.41 (115% of Initial Level)

Since the Official Closing Level is never below the Trigger Level during the Observation Period, a Trigger Event does not occur.

Because the Initial Level is 1,229.05 and the Final Level is 1,413.41, the Reference Return is 15.00%, calculated as follows:

(1,413.41 - 1,229.05) / 1,229.05 = 15.00%

Because the Reference Return is positive, and such Reference Return is less than the hypothetical Maximum Upside Cap, the Final Settlement Value would be $1,150.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)
= $1,000 + ($1,000 × 15.00%)
= $1,150.00

Example 2: A Trigger Event occurs, and the Final Level is greater than the Initial Level.

Initial Level	Lowest Official Closing Level of the Reference Asset during the Observation Period	Final Level on Final Valuation Date
1,229.05	737.43 (60% of Initial Level)	1,597.77 (130% of Initial Level)

Since the Official Closing Level is below the Trigger Level during the Observation Period, a Trigger Event occurs.

Because the Initial Level is 1,229.05 and the Final Level is 1,597.77, the Reference Return is 30.00%, calculated as follows:

(1,597.77 - 1,229.05) / 1,229.05 = 30.00%

Because the Reference Return is positive, and such Reference Return is greater than the hypothetical Maximum Upside Cap, the Final Settlement Value would be $1,200.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Cap)
= $1,000 + ($1,000 × 20.00%)
= $1,200.00

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Example 3: A Trigger Event does not occur, and the Final Level is less than the Initial Level.

Initial Level	Lowest Official Closing Level of the Reference Asset during the Observation Period	Final Level on Final Valuation Date
1,229.05	860.34 (70% of Initial Level)	921.79 (75% of Initial Level)

Since the Official Closing Level was not below the Trigger Level during the Observation Period, a Trigger Event does not occur.

Because the Initial Level is 1,229.05 and the Final Level is 921.79, the Reference Return is -25.00%, calculated as follows:

(921.79 - 1,229.05) / 1,229.05 = -25.00%

Because the Reference Return is less than zero, the Final Settlement Value would be $1,250.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Absolute Reference Return)
= $1,000 + ($1,000 × 25.00%)
= $1,250.00

Example 4: A Trigger Event occurs, and the Final Level is less than the Initial Level.

Initial Level	Lowest Official Closing Level of the Reference Asset during the Observation Period	Final Level on Final Valuation Date
1,229.05	737.43 (60% of Initial Level)	860.34 (70% of Initial Level)

Since the Official Closing Level was below the Trigger Level during the Observation Period, a Trigger Event occurs.

Because the Initial Level is 1,229.05 and the Final Level is 860.34, the Reference Return is -30.00%, calculated as follows:

(860.34 - 1,229.05) / 1,229.05 = -30.00%

Because the Reference Return is less than zero, the Final Settlement Value would be $700.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)
= $1,000 + ($1,000 × -30.00%)
= $700.00

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DESCRIPTION OF THE REFERENCE ASSET

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of October 25, 2011 were: Information Technology, Financials, Energy, Health Care and Consumer Staples.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from October 26, 2006 through October 25, 2011.  The closing level for the SPX on October 25, 2011 was 1,229.05. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

Source: Bloomberg Professional® service

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date or during the Observation Period.

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VALUATION DATES

The first paragraph of the section “Valuation Dates” in the accompanying underlying supplement no. 3 will be replaced with the following paragraph:

If any date on which the valuation of an equity index is to be determined (a “valuation date”) is not a scheduled trading day, then such valuation date will be the next succeeding day that is a scheduled trading day.  If a market disruption event (as defined in the accompanying underlying supplement no. 3) exists on a valuation date, then such valuation date will be the next scheduled trading day for which there is no market disruption event.  If such market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the valuation date and the calculation agent will determine, in its discretion, the index ending level on that date by means of the formula for, and method of calculating of, the index which applied just prior to the market disruption event, using the relevant exchange’s traded or quoted price of each stock or other security in the index (or if an event giving rise to a market disruption event has occurred with respect to a stock or other security in the index and is continuing on that fifth scheduled trading day, the calculation agent’s good faith estimate of the value for that stock or other security).  If the final valuation date is postponed, then the maturity date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker  dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of up to 1.50%, or $15.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See Supplemental Plan of Distribution on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.  For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-12

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$           Twin Participation Notes
due May 14, 2013

October 31, 2011

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-4
Payment at Maturity	FWP-4
Investor Suitability	FWP-5
Risk Factors	FWP-6
Illustrative Examples	FWP-8
Description of the Reference Asset	FWP-11
Valuation Dates	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-12
U.S. Federal Income Tax Considerations	FWP-12
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59